Exhibit 23.4
CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS
     Pursuant to Rule 438 of the Securities Act of 1933, as amended, each of the undersigned hereby agrees to be named in Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-124832) of WebMD Health Corp. (the “Company”), as a person about to become a Director of the Company.

/s/Mark J. Adler	September 7, 2005

Mark J. Adler, M.D.

/s/Neil F. Dimick	September 7, 2005

Neil F. Dimick

/s/Jerome C. Keller	September 7, 2005

Jerome C. Keller

/s/James V. Manning	September 7, 2005

James V. Manning

/s/Abdool Rahim Moossa	September 7, 2005

Abdool Rahim Moossa, M.D.